Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

The Board of Directors

Partners Trust Financial Group, Inc.

Utica, New York

We consent to incorporation by reference in the registration statements on Forms S-8 of Partners Trust Financial Group, Inc., filed July 28, 2004, relating to the Partners Trust Bank Incentive Savings Plan and the Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan; and relating to BSB Bancorp, Inc.'s Long-Term Incentive and Capital Accumulation Plan, 1996 Long-Term Incentive and Capital Accumulation Plan and Directors' Stock Option Plan of our report dated February 12, 2004, with respect to the consolidated statements of condition of BSB Bancorp, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years then ended, which report is incorporated by reference in the Form 8-K of Partners Trust Financial Group, Inc. dated July 29, 2004.

/s/ KPMG LLP

Albany, New York

July 26, 2004